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                                                                      EXHIBIT 24

                                 POWER OF ATTORNEY

      WHEREAS, Metropolitan Financial Corp. (the "Corporation") intends to file an annual report on Form 10-K for the year ended December 31, 2000 (the "10-K") and a Notice of Annual Shareholders Meeting and Proxy Statement for the Corporation's 2001 Annual Shareholders Meeting, including preliminary proxy statements, if necessary (the "Proxy"), and other documents, statements and filings related thereto, with the SEC and NASDAQ on or before March 31, 2001; and,

     WHEREAS, each of the directors and/or officers of the Corporation desire to appoint attorneys-in-fact to implement the filing of the 10-K and the Proxy and take all such further and other action relating thereto as is set forth herein,

     NOW, THEREFORE, each of the directors and/or officers of Metropolitan Financial Corp. whose signature appears below hereby appoints and grants full authority to Robert M. Kaye, Kenneth T. Koehler, Donald F. Smith and David G. Slezak, and each of them severally, as his or her attorney-in-fact to sign in his or her name and behalf, in any and all capacities stated below and to file with the SEC and NASDAQ the 10-K and the Proxy, any and all amendments to the 10-K and the Proxy making such changes in the 10-K and the Proxy, as appropriate, and generally to do all such things in their behalf in their capacities as directors and/or officers to enable Metropolitan Financial Corp. to comply with the provisions of the Securities Act of 1933, the Securities Exchange Act of 1934 and all requirements of the SEC and NASDAQ and hereby approving and ratifying all that said attorneys-in-fact, and each of them, may lawfully do, have done or cause to be done by virtue hereof.

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

         Name                                            Title                               Date
         ----                                            -----                               ----
By:   /s/ Robert M. Kaye                Chairman of the Board, Chief Executive
     ------------------------------     and Director (Principal Executive
          Robert M. Kaye                Officer)                                       January 23, 2001

By:   /s/ Kenneth T. Koehler            President, Assistant Secretary, Assistant
      -----------------------------     Treasurer and Director                         January  23, 2001
          Kenneth T. Koehler

By:   /s/ Malvin E. Bank                Vice Chairman and Director                     January  23, 2001
      ----------------------------
          Malvin E. Bank

By:   /s/ Robert R. Broadbent           Director                                       January 23, 2001
      ----------------------------
          Robert R. Broadbent

By:   /s/ Marjorie M. Carlson           Director                                       January 23, 2001
      -----------------------------
          Marjorie M. Carlson

By:   /s/ Lois K. Goodman               Director                                       January 23, 2001
      -----------------------------
          Lois K. Goodman

By:   /s/ Marguerite B. Humphrey        Director                                       January 23, 2001
      -----------------------------
          Marguerite B. Humphrey

By:   /s/ James A. Karman               Director                                       January 23, 2001
      -----------------------------
          James A. Karman

By:   /s/ Ralph D. Ketchum              Director                                       January 23, 2001
      -----------------------------
          Ralph D. Ketchum

By:   /s/ Alfonse M. Mattia             Director                                       January 23, 2001
      -----------------------------
          Alfonse M. Mattia

By:   /s/ David P. Miller               Director                                       January 23, 2001
      -----------------------------
          David P. Miller

By:   /s/ Donald F. Smith               Chief Financial Officer (Principal
      -----------------------------     Financial Officer and Accounting
          Donald F. Smith               Officer)                                      January 23, 2001


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